UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2008

POWERSAFE TECHNOLOGY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	333-143645	98-0522188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o David Lubin & Associates, PLLC
26 E. Hawthorne Avenue
Valley Stream, NY 11580
(Address of principal executive offices)

516-887-8200 Unassociated Document
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 8, 2008, Mordechai Schwartz resigned from his position as a member of the Board of Directors of Powersafe Technology Corp., a Delaware corporation (the “Company”). In accordance with the terms of the Merger Agreement (as previously disclosed in the Current Report on Form 8-K filed by the Company on April 4, 2008) Mr. Schwartz was to resign 10 days after the filing and dissemination of the Information Statement pursuant to Rule 14f-1 of the Securities Exchange of 1934, as amended. Since the Company is not required to file and disseminate such Information Statement, Mr. Schwartz resigned immediately.

Section 7 ― Regulation  FD
Item 8.01	Regulation FD Disclosure

As previously reported in the Current Report on Form 8-K filed by the Company on April 4, 2008, the group of investors which invested an aggregate of $2,000,000, of which $625,000 was used to acquire all of the outstanding stock of the Company, actually received 95% of the outstanding stock of the Company. The 5% not acquired by the investors was allocated to persons who were instrumental in the transaction, including Mr. Jack N. Mayer, the sole director and President and the largest stockholder of the Company, who received 253,282 of the 353,747 shares so allocated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2008

POWERSAFE TECHNOLOGY CORP.

By:	/s/ Jack N. Mayer
Name:	Jack N. Mayer
Title:	President